                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:

   [X]  Preliminary proxy statement

   [ ]  Definitive proxy statement            [ ]  Confidential, For Use of the
                                                   Commission Only
   [ ]  Definitive additional materials            (as permitted by 14a-6(e)(2))

   [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        SUPERCONDUCTOR TECHNOLOGIES INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)    Amount previously paid:

         (2)    Form, schedule or registration statement no.:

         (3)    Filing party:

         (4)    Date filed:

                       [SUPERCONDUCTOR TECHNOLOGIES LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001

TO THE STOCKHOLDERS OF SUPERCONDUCTOR TECHNOLOGIES INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Superconductor Technologies Inc., a Delaware corporation (the "Company"), will be held on May 17, 2001, at 11:00 a.m., local time, at the Holiday Inn, 5650 Calle Real, Goleta, California 93117 for the following purposes:

     1. To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To approve a premium payment on the Company's Series E convertible preferred stock.

     3. To approve an amendment to the Company's bylaws providing for a division of the board of directors into three classes.

     4. To approve an amendment to the Company's Certificate of Incorporation eliminating the right of shareholders to act by written consent.

     5. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2001.

     6. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on April 4, 2001 are entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.

Martin S. McDermut
Vice President, Finance and Administration and Chief Financial Officer

Santa Barbara, California
April ___, 2001


IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                       [SUPERCONDUCTOR TECHNOLOGIES LOGO]

                                 460 WARD DRIVE
                      SANTA BARBARA, CALIFORNIA 93111-2310
                                 (805) 683-7646

                       MEETING TO BE HELD MAY 17, 2001 AT:

                                   HOLIDAY INN
                                 5650 CALLE REAL
                                GOLETA, CA 93117

                             -----------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                             -----------------------

         The enclosed Proxy is solicited on behalf of Superconductor Technologies Inc. (the "COMPANY") for use at the Annual Meeting of Stockholders (the "ANNUAL MEETING") to be held on Wednesday, May 17, 2001, at 11:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Holiday Inn, 5650 Calle Real, Goleta, California 93117.

         The Company anticipates that these proxy solicitation materials will first be mailed on or about April 4, 2001, to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE

         Holders of record of voting stock at the close of business on April 4, 2001 (the "RECORD DATE") are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. At the Record Date, the Company's voting stock includes _________ shares of issued and outstanding common stock with a par value of $0.001 per share. The Company also has 37,500 shares of Series E Preferred Stock which were convertible into 2,089,136 shares of common stock on the Record Date. The Series E Preferred Stock is non-voting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

         Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. The Series E Preferred Stock is non-voting. Stockholders do not have the right to cumulate their votes in the election of directors.

         Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees for director, (ii) FOR approval of a premium payment on the Company's Series E convertible preferred stock, (iii) FOR approval of an amendment to the Company's bylaws providing for a division of the board of directors into three classes, (iv) FOR approval of an amendment to the Company's Certificate of Incorporation eliminating the right of shareholders to act by written consent, and (v) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2001. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

         Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile. Also, the Company has engaged InvestorCom, Inc. as a proxy solicitor, for a fee. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "VOTES CAST") with respect to such matter. The Company believes that abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than January 20, 2002 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

NOMINEES

         The Bylaws of the Company provide for a Board of nine (9) directors. However, since Mr. Glenn E. Penisten has declined to stand for re-election, the Board has amended the Company's bylaws to provide that immediately following the annual meeting, the Board shall consist of eight (8) directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's eight (8) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

         The names of the nominees and their proposed term of office (assuming the passage of Proposal 3) are set forth below:

           Name                        Director Since           Term of Officer
----------------------------           --------------           ---------------
 M. Peter Thomas                            1997                    Class 1

 E. Ray Cotten                              1996                    Class 1

 Robert P. Caren, Ph.D.                     1988                    Class 1

 Dennis J. Horowitz                         1990                    Class 2

 John D. Lockton                            1997                    Class 2

 J. Robert Schrieffer, Ph.D.                1988                    Class 2

 Joseph C. Manzinger                        1999                    Class 3

 H. Vaughan Blaxter, III                    2000                    Class 3


--------------------------------------------------------------------------------

         If Proposal 3 is not passed, or does not become effective pursuant to its terms, all nominees will be subject to re-election at the next annual meeting.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The eight (8) nominees receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect under Delaware law.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                          THE NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of seven meetings, including three special telephonic meetings, during the fiscal year ended December 31, 2000. The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

         The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent auditors and to review the Company's accounting principles and its system of internal accounting controls. The Company's Board of Directors has adopted a written charter for the Audit Committee (see Appendix A). The Audit Committee met one time formally and several times informally during fiscal 2000, all of which were telephonic; and during fiscal 2000, in accordance with the Audit Committee Charter, the Audit Committee chairman reviewed all quarterly reports on Form 10Q before filing with the SEC. In addition, the Board of Directors has determined that all of the members of the Committee are "independent" as defined by the rules of Nasdaq. The current members of the Audit Committee are Robert P. Caren, Ph.D., Dennis Horowitz (Chairman), John D. Lockton, J. Robert Schrieffer, Ph.D and Joseph C. Manzinger.

         The functions of the Compensation Committee are to review and approve salaries, bonuses and other benefits payable to the Company's executive officers and to administer the Company's 1999 Stock Plan, the Amended and Restated 1988 Stock Option Plan, the 1992 Director Option Plan, the 1992 Stock Option Plan and the 1998 Nonstatutory Stock Option Plan. The Compensation Committee met four times during fiscal 2000. The current members of the Compensation Committee are Robert P. Caren, Ph.D. (Chairman), Dennis Horowitz, John D. Lockton, J. Robert Schrieffer, Ph.D. and H. Vaughan Blaxter, III.

         No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2000, and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 2000 on which such person served.

DIRECTOR COMPENSATION

         Each non-employee director receives an annual retainer of $8,000 per year (so long as such director attends at least 75% of the Company's Board meetings) and $2,000 per meeting attended. Commencing in January 1, 2001, the Chairman receives $4,000 per meeting. The non-employee directors serving during 2000 since the last annual meeting were directors Robert P. Caren, Ph.D., Dennis Horowitz, J. Robert Schrieffer, Ph.D., John D. Lockton, Joseph C. Manzinger, and
H. Vaughan Blaxter, III.

         Non-employee directors also participate in the 1999 Stock Plan, the 1992 Director Option Plan, as amended, and the 1988 and 1992 Stock Option Plans, as amended. The Director Plan provides for the grant of a nonstatutory stock option to purchase 15,000 shares of common stock of the Company to each of the Company's nonemployee directors on the date on which such person first becomes a director. Nonemployee directors that have served on the Board of Directors for at least six months also receive automatic grants of nonstatutory stock options to purchase 10,000 shares of common stock each year. Non-employee directors that serve on a committee of the Board of Directors also receive automatic grants of nonstatutory stock options to purchase 1,000 shares of common stock for each committee meeting attended and committee chairmen receive automatic grants of nonstatutory stock options to purchase 2,000 shares of common stock .

         Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors. There are no family relationships between directors and executive officers of the Company.


                                  PROPOSAL TWO:

                  APPROVAL OF A PREMIUM PAYMENT IN COMMON STOCK
              ON THE COMPANY'S SERIES E CONVERTIBLE PREFERRED STOCK

         In September 2000, the Company raised $37.5 million in private equity from the sale of 37,500 shares of newly created Series E Convertible Preferred Stock and warrants to purchase an additional 1,044,568 shares of common stock. The preferred stock is non-voting, has a stated value of $1,000 per share and is convertible into common stock at an initial conversion price of $17.95 per common share for the first nine months. Beginning June 28, 2001, the preferred stock is convertible at the lower of $17.95 per common share or the market price of the common stock at the time of conversion, subject to a floor. The preferred stock automatically converts into common stock on the second anniversary of the closing. Based on the current conversion price of $17.95 per common share, the preferred stock is convertible into 2,089,136 shares of common stock. The optional and automatic conversions of preferred stock are limited to a maximum of 3,544,656 shares of common stock. The preferred stock carries a 7% premium, payable upon conversion in cash or common stock subject to certain limitations, at the Company's option.

         The Company is generally subject to what is known as the "19.9% limitation" in accordance with the rules of NASDAQ with respect to issuance of common stock on conversion of the Series E Preferred. Under this rule, without stockholder approval the Company can only issue up to 19.9% of the outstanding shares of common stock in a single transaction. Therefore, the 19.9% limitation will not restrict the Company's issuance of common stock in lieu of the premium payment if their issuance has been previously approved by the stockholders.

         The Board of Directors of the Company has therefore unanimously approved submission of this Proposal Two to the stockholders. The reason for this proposal is to preserve the Company's flexibility to pay the premium in shares if it is then in the Company's best interest. If Proposal Two is not approved by the stockholders and the Series E Preferred is converted, the 19.9% limitation may, as a practical matter, significantly limit the Company's ability to issue common stock for the premium owed. The premium could be a maximum of $2,625,000 per twelve month period that the Series E Preferred is outstanding if all preferred stock is converted at once. The requirement to pay the premium in cash could have an adverse effect on the Company's liquidity. This flexibility to use common stock rather than cash to pay the premium would be essential if the Company did not have sufficient cash available to pay the premium at the time of conversion.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

         The approval of a premium payment on the Company's Series E Convertible Preferred Stock requires the affirmative vote of a majority of the Votes Cast.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL THREE:


        APPROVAL OF AN AMENDMENT TO THE COMPANY'S BYLAWS PROVIDING FOR A
             DIVISION OF THE BOARD OF DIRECTORS INTO THREE CLASSES.

         The Board of Directors of the Company has unanimously approved and recommended to the stockholders an amendment to Article III, Section 3 of the Company Bylaws to provide that the Board of Directors be divided into three classes -- Class 1, Class 2 and Class 3-- with the directors in each class to hold office for staggered terms of three years each. Under the combined effect of Delaware law and the Company Bylaws, the Bylaw Amendment would become effective upon stockholder approval. However, as described below, the terms of the Bylaw Amendment provide that it would not be effective during any period prohibited by applicable California law.

         This year's bylaw amendment contains a provision intended to avoid conflicts with certain provisions of the California General Corporation Law ("CGCL") which may be applicable to the Company from time to time. Under CGCL
Section 2115, certain provisions of the CGCL are applicable to a foreign corporation conducting a majority of its business in California and having more than one half of its outstanding voting securities held of record by persons located in California, unless it (i) has outstanding securities listed on the New York Stock Exchange or the American Stock Exchange or (ii) has (a) outstanding securities qualified for trading on the NASDAQ National Market System and (b) at least 800 holders of its equity securities. The Company believes that Section 2115 is not presently applicable to the Company.

         A foreign corporation subject to Section 2115 must comply with the provisions of CGCL Section 301.5 which relate to, among other things, classified boards. The bylaw amendment complies with all of the relevant provisions of
Section 301.5 except those relating to the size of each class. In the case of a classified board consisting of three classes, Section 301.5 requires a minimum of three directors for each class. Since the bylaw amendment does not conform to this requirement, it contains a provision, which suspends classification of the Board during any period in which Section 301.5 is applicable to the Company.

         If the bylaw amendment is adopted, ARTICLE III, Section 2 of the Company Bylaws will read as follows:

                  (a) The Board of Directors shall consist of eight (8) members. Such set number of directors may be changed from time to time by resolution of the Board of Directors, except as otherwise provided by law or the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

                  (b) Subject to the last two sentences of this subsection, the Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. Whenever this subsection comes into effect, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. The directors shall be assigned to their respective classes by resolution of the Board of Directors at the time of the effectiveness of this subsection. At each subsequent annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. In the event that the foregoing provisions of this subsection shall conflict with Section 301.5 of the California General Corporation Law ("CGCL") at a time when such Section is legally applicable to this Corporation as a result of Section 2115 of the CGCL (or any successor provisions thereto), the terms of any directors then in office shall be reduced by the minimum extent necessary to eliminate such conflict. Thereafter, all directors shall be elected at each annual meeting of stockholders until the foregoing provisions of this subsection relating to the classification of directors can be reinstated, at which time the terms of the directors shall expire as provided in the second through fourth sentences of this subsection.

         And Article III, Section 3.4.1 of the Bylaws of the Company would be amended to read in its entirety as follows:

                  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any Annual or Special Meeting held in accordance with Article II, and the directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors are duly elected and qualified, or until their earlier resignation or removal.

         If the Bylaw Amendment is adopted and becomes effective pursuant to its terms, all directors will be elected to their classified terms as described in this Proxy Statement. Initially, the term of the Class 1 directors would expire at the next annual meeting in 2002, and the terms of Class 2 and Class 3 directors would expire at the 2003 and 2004 annual meetings, respectively. Successors to the directors in each class would then be elected for three-year terms. The Bylaw Amendment would thus have the effect of causing only one class of directors per year to be elected, with the directors in the other two classes remaining in office until the elections held in later years.

         The Bylaw Amendment was approved by the Board based on its observation of a trend towards third parties accumulating substantial stock positions in public companies as a prelude to proposing a takeover, a restructuring or sale of all or part of the company, or other similar extraordinary corporate action. Such actions are often by the third party without advance notice to, or consultation with, management of the company involved. In many cases, the purchaser also seeks representation on the company's board of directors in order to increase the likelihood that the extraordinary corporate action proposed will be implemented by the company. If the Company resists the efforts of the purchaser to obtain representation on the board, the purchaser may commence a proxy contest to have its nominees elected in place of some or all of the existing directors. The Board of Directors believes that an imminent threat of removal in such situations would severely curtail its ability to negotiate effectively. Under such pressure, management could be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction, which may ultimately occur.

         Under Delaware law, a director of a corporation with a classified board of directors may be removed by the stockholders only for cause unless the certificate of incorporation provides otherwise. The Company Certificate of Incorporation does not provide otherwise, and the contrary provision in the Bylaws will be ineffective as a matter of law and will be suspended if this proposal is passed. Therefore, if the Bylaw Amendment is approved, the holders of a majority of the outstanding voting shares would be able to remove a director during their elected terms only for "cause." In this context, "cause" is not defined by statute. If a vacancy occurs during the term of any director, under Delaware law the majority of the Board may fill the vacancy, and the director so appointed will hold office until the next election of the class to which he or she was appointed.

         Although there have been no problems with respect to continuity or stability of the Board of Directors in the past, the Board believes that the longer time required to displace a classified board may help to ensure the future continuity and stability of the Company management and policies, since a majority of the directors at any given time will ordinarily have had prior experience as directors of the Company.

         The Board of Directors of the Company has also unanimously approved and recommended to the stockholders an amendment to the Company Certificate of Incorporation, which will, if approved by the stockholders, require that all action taken by the stockholders be taken at a meeting (see "Proposal 4"). In addition, the Company's Bylaws include a provision, which limits persons who can call a special meeting of stockholders to the Board, the Chairman, the president or chief executive officer. Neither the Certificate of Incorporation nor the Bylaws of the Company contain any other provisions which management believes have an anti-takeover effect. Management has no current intention of proposing any additional anti-takeover measures in the future.

         In considering this proposal, stockholders should be aware that the Bylaw Amendment, if approved, together with the "anti-takeover" provision in the Company Bylaws and the proposed "anti-takeover" provision in the Company Certificate of Incorporation discussed under Proposal Four, might have the effect of preventing even a majority stockholder from electing any directors or taking any other action until the next annual meeting. Thus, the Bylaw Amendment, along with the other "anti-takeover" provisions will, if approved, make any change in the composition of the Board of Directors more difficult. For example, the holder or holders of a majority of the Company voting stock might not be able to elect a majority of the Company directors until two or more annual meetings have been held. As a result, some persons who might otherwise seek to take over the Company may decide not even to attempt such step because of the potential that the Company might have a Board of Directors not under their control for some period of time. In addition, changes in management not related to a takeover will become more difficult.

         Takeovers or changes in management of the Company which are proposed and effected without prior negotiations with the Company management are not necessarily detrimental to the Company and its stockholders. Indeed, their decreased likelihood might discourage certain potential stockholders from acquiring the Company stock, thus potentially reducing trading activity to the possible disadvantage of some or, under certain conditions, all of the Company stockholders. However, the Board believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals. The Bylaw Amendment is not being submitted as the result of, and the Board is unaware of, any specific effort by any persons to obtain control of the Company or to accumulate large amounts of its stock.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Under Delaware law and the Company Bylaws, the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is required to adopt the Bylaw Amendment. As a result, abstentions and broker non-votes are effectively equivalent to votes against the Bylaw Amendment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL FOUR:


   THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
        ELIMINATING THE RIGHT OF SHAREHOLDERS TO ACT BY WRITTEN CONSENT.

         The Board of Directors of the Company has unanimously approved and recommended to the stockholders an amendment to add a TWELFTH Article to the Company Certificate of Incorporation that would provide that all action taken by stockholders must be taken at a meeting, rather than by written consent as permitted by Section 228 of the Delaware General Corporation Law (the "Certificate Amendment"). Under Delaware law, the Certificate Amendment would become effective upon filing of a Certificate of Amendment with the Delaware Secretary of State.

         If the Certificate Amendment is adopted, the TWELFTH Article of the Company Certificate of Incorporation will read as follows:

                  No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         Under Delaware law, unless specifically prohibited in the certificate of incorporation, any action required or permitted to be taken by stockholders at an annual or special meeting may be taken without notice, a meeting or a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders. Thus, significant corporate action could be taken without the minority stockholders even knowing that such action was being considered. The Board believes that it is important for stockholders to be able to learn about and to discuss matters, which may affect their rights, and for management to be able to give advance consideration to any such matters. As a result, the Board concluded it is inappropriate for stockholders of a publicly held corporation to take corporate action without a regularly scheduled meeting. The proposed prohibition of stockholder action by consent would give all the stockholders of the Company the sufficient time and opportunity to participate in determining any proposed action.

         The Board of Directors of the Company has also unanimously approved and recommended to the stockholders an amendment to the Company Bylaws, which will, if approved by the stockholders, provide for the classification of directors (see "Proposal Three"). In addition, the Company's Bylaws include a provision, which limits persons who can call a special meeting of stockholders to the Board, the Chairman, the president or chief executive officer. Neither the Certificate of Incorporation nor the Bylaws of the Company contain any other provisions which management believes have an anti-takeover effect. Management has no current intention of proposing any additional anti-takeover measures in the future. The effect of the Certificate Amendment, along with the "anti-takeover" provision in the Company Bylaws and the proposed "anti-takeover" provision discussed under Proposal Three, might be to prevent even a majority stockholder from electing any directors or taking any other action until the next annual meeting of stockholders.

         Thus, the Certificate Amendment, if approved, together with the "anti-takeover" provision in the Company Bylaws and the proposed "anti-takeover" provision discussed under Proposal Three, will make any change in the composition of the Board of Directors more difficult. For example, the holder or holders of a majority of the Company voting stock might not be able to elect a majority of the Company directors until two or more annual meetings have been held due to the fact that they cannot take any action until the next annual meeting of stockholders. As a result, some persons who might otherwise seek to take over the Company may decide not even to attempt such step because of the potential that the Company might have a Board of Directors not under their control for some period of time. In addition, changes in management not related to a takeover will become more difficult.

         As was discussed under Proposal Three above, stockholders must weigh the advantages of Proposal Four against the possibility that it could mean a reduction in takeover attempts or trading activity in the Company stock.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Under Delaware law, the affirmative vote of the holders of a majority of the Company Common Stock is required to adopt the Certificate Amendment. As a result, abstentions and broker non-votes are effectively equivalent to votes against the Certificate Amendment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



                                 PROPOSAL FIVE:

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such person desires to do so. Such representative is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Ratification of the Board's appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the Votes Cast. In the event the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding those individuals currently serving as the directors (or nominated to serve as a director) and executive officers of the Company:

             Name                      Age                     Principal Occupation
----------------------------------     ---   -----------------------------------------------------
John D. Lockton(1)(2)                  63    Chairman of the Board of the Company, Managing
                                             Director  of IPWireless, Inc.

M. Peter Thomas                        59    President, Chief Executive Officer and Director

E. Ray Cotten                          70    Senior Vice President, Business Development and Chief
                                             Marketing Officer

Robert B. Hammond, Ph.D.               51    Senior Vice President, Chief Technology Officer and
                                             Secretary

Robert L. Johnson                      50    President, STI Wireless Systems, North America

David R. Chase                         40    Vice President, Marketing

Martin S. McDermut                     50    Vice President, Finance and Administration and Chief
                                             Financial Officer

William J. Buchanan                    52    Controller, Chief Accounting Officer

Robert P. Caren, Ph.D. (1)(2)          68    Retired Corporate Vice President, Science and
                                             Engineering, Lockheed Corporation

Dennis  J. Horowitz (1)(2)             54    Chairman, President, Chief Executive Officer and
                                             Director of Wolverine Tube, Inc.

Glenn E. Penisten                      69    Director

J. Robert Schrieffer, Ph.D. (1)(2)     69    Chairman of the Technical Advisory Board of the
                                             Company; University Professor, Florida State
                                             University; Chief Scientist of the National High
                                             Magnetic Field Laboratory

Joseph C. Manzinger(1)                 42    Vice President of The Hillman Company

H. Vaughan Blaxter, III(2)             59    Vice President, General Counsel and a director of The
                                             Hillman Company

------------
(1)    Member of the Audit Committee.
(2)    Member of the Compensation Committee.

         John Lockton joined our Board of Directors in December 1997 and was named Chairman of the Board January 1, 2001. Mr. Lockton is a founder, initial chairman and is now managing director of IPWireless, Inc., a wireless internet access and IP telephony service provider of 3G technology. From August 1991 to March 1998, he was President, Chief Executive Officer and a director of International Wireless Communications, Inc. ("IWC"), an operator of cellular systems and from March 1998 until June 1998 he served IWC as Vice-Chairman and a director. In September 1998, IWC filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. From May 1990 to August 1991 he was Managing Partner of Corporate Technology Partners, a joint-venture with Bell Canada Enterprises. In 1988, Mr. Lockton founded Cellular Data, Inc., a cellular wireless data technology company, and Star Associates, Inc., a cellular




                                      -10
radio RSA company. He founded and was a director of Interactive Network, Inc., a wireless-based television company, and was Chairman of that company's Board of Directors until December 1994. From 1983 to 1987 Mr. Lockton was Executive Vice President of Pacific Bell (now Pacific Telesis). From 1980 to 1983 he was President of Warner Amex (now Time Warner) Cable Television, Inc. From 1968 to 1980 Mr. Lockton held various senior positions at Dun & Bradstreet. Mr. Lockton is the primary inventor of a patented wireless technology for Personal Communication Services (PCS). Mr. Lockton is a graduate of Yale University (Phi Beta Kappa), Harvard Law School and received an Executive M.B.A. from Columbia University.

         M. Peter Thomas became President and Chief Executive Officer and a member of our Board of Directors effective April 7, 1997. Prior to April 1997, Mr. Thomas was President and Chief Executive Officer of First Pacific Networks, Inc., a cable telephony systems company, from June 1995 to January 1997, which company filed for bankruptcy in February 1997 under Chapter 11 of the U.S. Bankruptcy Code. From August 1991 to May 1995, Mr. Thomas consulted with The Stanbridge Group, a company he co-founded. Mr. Thomas also served as President and Chief Executive Officer of Ericsson North America, Inc., the North American operating subsidiary of Sweden's L.M. Ericsson. The North American operation included divisions providing cellular infrastructure systems, central office switching systems and loop transmission systems, PABXs, and copper and fiber optic cable products. Prior to this assignment, Mr. Thomas was President and Chief Operating Officer of Telenova, Inc., a start-up voice and data PABX manufacturer, and President of the ITT Telecom Network Systems Division, a network telecommunications systems business. He also served as general manager of four divisions at Northern Telecom, Ltd., the last being the DMS 10 Switching Division, Nortel's first digital switching division in the U.S. Mr. Thomas received his B.S.E. in Aerospace Engineering from Princeton University and his M.B.A. from the Harvard Business School.

         E. Ray Cotten joined our Board of Directors in July 1996 and served as Vice Chairman of the Board until February 1999. Since May 2000 Mr. Cotten has served as the Company's Senior Vice President, Business Development and Chief Marketing Officer and from March 1999 to May 2000 he served as Senior Vice President, Sales and Marketing. Since August 1994, he has served as Chairman of the Board of Impulse Telecommunications Corporation, a wireless communications consulting and engineering firm ("Impulse"). Prior to joining Impulse, from December 1992 to August 1994, Mr. Cotten was President, Chief Executive Officer and Chief Operating Officer of Scott Instruments Corporation, a pioneer in voice recognition systems and from December 1990 to November 1992, he was President and Chief Executive Officer of ACS Software Products Group, a software company for the apparel industry. Prior to that, he also served as Vice Chairman and co-founder of NetAmerica, a digital networking company, held vice-president positions at Microdynamics, Inc., a CAD/CAM company for the apparel industry, Northern Telecom, Inc., a telecommunications company, Data Transmission Corporation, a digital networking company, and Danray, a communications switch manufacturing company, and spent nearly 10 years with Texas Instruments, where he held various management positions. Mr. Cotten received his B.A. in business from Oklahoma State University.

         Robert B. Hammond, Ph.D. has served as Senior Vice President and Chief Technical Officer since December 1992, having served as Vice President, Technology, and Chief Technical Officer since August 1990. He has also served as Secretary since October 1999. From May 1991 to December 1991 and July 1992 to December 1992, he served as Acting Chief Operating Officer, and from December 1987 to August 1990, he served as Program Manager. Dr. Hammond also serves on our Technical Advisory Board. For over eleven years prior to joining us, he was at Los Alamos National Laboratory, most recently as Deputy Group Leader of Electronics Research and Development, a group that performs research, development and pilot production of solid-state electronics and optics. Dr. Hammond received his Ph.D. and M.S. in applied physics and his B.S. in physics from the California Institute of Technology.

         Robert L. Johnson is President, STI Wireless, North America and was named to that position in November 2000. Mr. Johnson joined the company in April 2000 as Vice President of Wireless Manufacturing. From 1996 to early 2000, Mr. Johnson was the Director and General Manager of Schlumberger ATE. From 1990 to 1996 he served as Vice President and General Manager of Harman International Industries. Mr. Johnson received his B.S. in industrial engineering from Arizona State University.

         David R. Chase has served as Vice President, Marketing since May 2000 and prior to that Vice President of Systems & Applications Engineering since August 1999. From August 1996 to August 1999, he held the position of

Director of Systems Engineering. From February 1995 to August 1996, he held the position of Manager, Product Development & Pilot Production. From August 1993 to February 1995, he held the position of Program Manager. Prior to joining the Company, from January 1985 to July 1993, Mr. Chase held several engineering positions at Network Equipment Technologies, a telecommunications equipment manufacturer. Mr. Chase has a BSEE and MSEE from the University of California, Santa Barbara.

         Martin S. McDermut joined us as Chief Financial Officer, Vice President of Finance and Administration in February 2000. From September 1996 to February 2000 Mr. McDermut was Vice President of Finance and Administration, Secretary and Chief Financial Officer of International Remote Imaging Systems, Inc., a medical technology firm. Mr. McDermut served as Chief Financial Officer of Dental/Medical Diagnostics Systems, Inc. from June to August 1996. From 1994 to June 1996 Mr. McDermut held similar positions in other start-up and early-stage entities. From 1975 to 1993, he was with the accounting and consulting firm of Coopers & Lybrand L.L.P., becoming a partner in 1988. From 1990 to 1993, Mr. McDermut practiced in the firm's Los Angeles Entrepreneurial Advisory Services Group and was named its head in 1992. He is a Certified Public Accountant and holds a M.B.A. in Finance and Accounting from the University of Chicago and a B.A. in Economics from the University of Southern California.

         William J. Buchanan joined the Company in January 1998 and has served as its controller since June 2000. Prior to being named controller Mr. Buchanan served in various other accounting positions with the Company. For 16 years prior to joining the Company, Mr. Buchanan was a self employed private investor and investment advisor. For the nine years prior to that he served in various executive and accounting positions with Applied Magnetics Corp and Raytheon Co. Mr. Buchanan has a B.A. in economics from California State University, Fresno.

         Robert P. Caren, Ph.D., has served on both our Board of Directors and our Technical Advisory Board since January 1988. From 1988 to 1995, when he retired, Dr. Caren served as Corporate Vice President, Sciences and Engineering, for Lockheed Martin Corporation. Dr. Caren is a fellow of the American Institute of Aeronautics and Astronautics, American Astronautics Society and the American Association for the Advancement of Science. He is a member of the National Academy of Engineering, a member of the California Council on Science and Technology and past Chairman of the Research Division of the Defense Preparedness Association. Dr. Caren received his Ph.D., M.S. and B.S. in physics from Ohio State University. He is a member of the Board of Directors of Litex Inc. and Hawkeye Enterprises.

         Dennis J. Horowitz has served on our Board of Directors since June 1990. Mr. Horowitz is currently Chairman, President, Chief Executive Officer and Director of Wolverine Tube, Inc., a manufacturer and distributor of copper and copper alloy tube. From September 1994 to April 1997, he served as Corporate Vice President and President of the Americas of AMP Incorporated, an interconnection device company. From October 1993 to August 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From April 1990 to September 1993, Mr. Horowitz served as President and Chief Executive Officer of Philips Components, Discrete Products Division. From 1988 to 1990, he served as President and Chief Executive Officer of Magnavox CATV, and from 1980 to 1988 he was involved in the general administration of North American Philips Corporation. Mr. Horowitz is a director of Aerovox Corporation. Mr. Horowitz holds an M.B.A and a B.A. in economics from St. John's University.

         Glenn E. Penisten served as Chairman of our Board of Directors from May 1994 until December 31, 2000. Mr. Penisten is a founder of the company and has served on its Board since May 1987. He served as our Chief Executive Officer from August 1987 to June 1988. He has been a General Partner of Alpha Partners, a venture capital firm, since 1985. Mr. Penisten was Chairman of the American Electronics Association in 1982, while he was Chairman of the Board of Directors and Chief Executive Officer of American Microsystems Inc., a semiconductor company. Mr. Penisten is a director of Bell Microproducts Inc., IKOS Systems, Inc., Network Peripheral, Inc. and Pinnacle Systems. Mr. Penisten holds a B.S. in electrical engineering from Oklahoma State University.

         J. Robert Schrieffer, Ph.D. founded our Technical Advisory Board in August 1987 and has served as its Chairman since that time. He also served on our Board of Directors since October 1988. Dr. Schrieffer received the Nobel Prize in Physics in 1972 for work in superconductivity theory, and has received many other professional honors including the National Medal of Science. Dr. Schrieffer is currently President of the American Physical Society. He is also the University Eminent Scholar of the State of Florida University System and has been the Chief Scientist of the National High Magnetic

Field Laboratory since January 1992. Dr. Schrieffer was Chancellor's Professor of Physics and Director of the Institute for Theoretical Physics at the University of California, Santa Barbara from 1980 to 1991. Dr. Schrieffer serves on a number of government and industrial committees and is a Fellow of the Los Alamos National Laboratory, heading its Advanced Study Program in High Temperature Superconductivity Theory from 1988 to 1993. Dr. Schrieffer received his Ph.D. and M.S. in physics from the University of Illinois and his B.S. in physics from the Massachusetts Institute of Technology.

         Joseph C. Manzinger has served as a member of our Board of Directors since June 1999. Mr. Manzinger was appointed Vice President of The Hillman Company in January 1998 and became a director of The Hillman Company in 2000. From 1990 through 1998, Mr. Manzinger has also held positions with The Hillman Company as Director - Investment Review and Manager of Special Projects. Mr. Manzinger served as a consultant for McKinsey & Company, and spent time with PriceWaterhouse & Co. and Parker/Hunter Inc., a regional investment bank and brokerage firm. Mr. Manzinger serves as a director for a variety of private companies, including Finali Corporation, IQNavigator, Inc., Syvox Corporation, The MicroOptical Corporation, and Stratos Product Development Group, LLC. Mr. Manzinger holds a B.S. in Accounting from Indiana University of Pennsylvania and a M.B.A. from the University of Chicago.

         H. Vaughan Blaxter, III has served as a member of our Board of Directors since May 2000. Mr. Blaxter has been Vice President, General Counsel and a director of the Hillman Company since 1978. Mr. Blaxter previously served on the board of directors of Read Rite Corporation (from 1990 through 1996) and Genus, Inc. (from 1990 through 1995). Mr. Blaxter received a B.S. from Washington and Jefferson College and a J.D. from the University of Pittsburgh School of Law.


                         VOTING SECURITIES OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's common stock as of March 2, 2001, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) by each director, (iii) by each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

                                                                                            Number of         Percentage
Name                                                                                          Shares           Ownership
---------------------------------------------------------------------------------           ---------         ----------
Wilmington Securities, Inc. and Affiliated Parties(1)............................           6,183,472            34.56%
    824 Market Street, Suite 900
    Wilmington, Delaware 19801

RGC International                                                                           2,402,506            11.84%
Investors,LDC....................................................................
C/o Rose Glen Capital Management, L.P.(2)
3 Bala Plaza East, Suite 501
251 St. Asaphs Road
Bala Cynwyd, PA 19004


John D. Lockton(3)...............................................................              30,721                 *
M. Peter Thomas(4)...............................................................             181,474                 *
E. Ray Cotten(3).................................................................             163,750                 *
Robert B. Hammond(5).............................................................              74,324                 *
Robert L. Johnson(3) ............................................................              15,000                 *
David R. Chase(6)................................................................              26,741                 *
Martin S. McDermut(7)............................................................              35,251                 *
William J. Buchanan(8) ..........................................................              12,106                 *
Robert P. Caren(9)...............................................................              36,821                 *
Dennis J. Horowitz(10)...........................................................              43,255                 *
Glenn E. Penisten(11) ...........................................................             131,591                 *
J. Robert Schrieffer(3) .........................................................              12,150                 *
Joseph C. Manzinger(12)..........................................................              18,822                 *
H. Vaughan Blaxter, III..........................................................               3,000                 *
All executive officers and directors as a group (14 persons)(13).................             785,006             4.26%

-------------------
* Less than one percent.
(1) Based on information contained in a Schedule 13D, as amended, filed by Wilmington and persons affiliated with Wilmington. Wilmington is an indirect, wholly owned subsidiary of The Hillman Company, a private corporation engaged in diversified investments and operations. The Hillman Company is controlled by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust dated November 18, 1985 (the "HLH Trustees"). Each of the HLH Trustees shares voting and disposition power over the assets of The Hillman Company. The HLH Trustees (other than Mr. Grefenstette, who is a trustee of such trusts) disclaim beneficial ownership of such shares.
(2) Includes a total of 2,089,136 shares issuable upon conversion of preferred stock and 313,370 shares issuable upon exercise of warrants exercisable within 60 days of March 2, 2001.
(3) All shares are issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.
(4) Includes 152,041 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.
(5) Includes 18,042 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.
(6) Includes 14,791 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.
(7) Includes 31,251 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.
(8) Includes 1,606 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.
(9) Includes 29,471 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.
(10) Includes 39,805 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.

(11) Includes 62,997 shares held by a trust for the benefit of Glenn and Mary Louise Penisten. Also includes 18,334 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 2, 2001.
(12) Includes 500 shares issuable upon the exercise of stock options that are exerciseable within 60 days of March 2, 2001.
(13) See footnotes (3)-(11). Includes 523,812 shares issuable upon exercise of stock options held by executive officers and directors that are exercisable within 60 days of March 2, 2001.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended December 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and the five executive officers other than the Chief Executive Officer whose total salary and bonus for fiscal year 2000 exceeded $100,000.

                                                                                             LONG-TERM
                                                        ANNUAL COMPENSATION                 COMPENSATION
                                           --------------------------------------------     ------------
                                                                                             SECURITIES
                                                                        OTHER ANNUAL         UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR    SALARY($)     BONUS($)    COMPENSATION($)(1)      OPTIONS(#)     COMPENSATION($) (2)
------------------------------     ----    ---------     --------    ------------------      ----------     -------------------
M. Peter Thomas                    2000     285,394       70,000             --                250,000             1,290

President and Chief                1999     249,269       25,000             --                30,000              1,733

Executive Officer                  1998     229,806         --               --                40,000              2,293


E. Ray Cotten                      2000     195,582       28,080             --                20,000              3,810

Senior Vice President,             1999     179,635         --               --                66,066              4,959

Business Development               1998     159,764         --               --                  --                6,300


Robert B. Hammond                  2000     194,613       27,675             --                40,000               690

Senior Vice President and          1999     182,456         --               --                  --                1,036

Chief Technical Officer            1998     171,888         --               --                17,000              1,400

                                                          20,048             --
Robert L. Johnson(4)               2000     116,462(4)                                         100,000              504
                                                            --               --
President, STI Wireless             --         --                                                --                  --
                                                            --               --
Systems, North America              --         --                                                --                  --

                                                                             --                20,000               292
David R. Chase                     2000     150,630       21,087
                                                                             --                12,000               257
Vice President, Marketing          1999     133,654         --
                                                                             --                 8,000               261
                                   1998     123,226         --


Martin S. McDermut(5)              2000     167,212(5)    24,975          43,374(3)            100,000              398

Vice President, Finance and        1999        --           --               --                  --                  --

Administration, Chief              1998        --           --               --                  --                  --

Financial Officer

---------------------------
(1) Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.
(2)     Term life insurance premiums.
(3)     One time relocation expenses.
(4) Mr. Johnson joined the Company in April 2000 and at December 31, 2000 his base compensation was at a rate of $180,000 per annum.
(5) Mr. McDermut joined the Company in February 2000 and at December 31, 2000 his base compensation was at a rate of $185,000 per annum.

EMPLOYMENT AGREEMENTS

         In addition to the executive compensation set forth in the table above, pursuant to an employment agreement between M. Peter Thomas and the Company dated March 2001, Mr. Thomas is entitled to twelve months' salary as severance and employee and dependent health and insurance benefits in the event of an involuntary termination and all unvested options to purchase common stock of the Company will be accelerated to vest immediately if such termination occurs. E. Ray Cotten is entitled to twelve months severance, including a continuation of base salary and employee and dependent health and insurance benefits, in the event of involuntary termination as set forth in an Employment Agreement between the Company and Mr. Cotten dated July 1, 1997. There are no other employment agreements between the Company and any of its executive officers.






OPTION GRANTS IN FISCAL 2000

         The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 2000 to each of the executive officers named in the table under "Executive Officer
Compensation--Summary Compensation Table."

                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                               FOR OPTION TERM(3)
                                ------------------------------------------------------       --------------------------
                                                 % OF TOTAL
                                   NUMBER OF       OPTIONS
                                   SECURITIES     GRANTED TO
                                   UNDERLYING     EMPLOYEES     EXERCISE
                                    OPTIONS       IN FISCAL       PRICE      EXPIRATION
NAME                              GRANTED (1)      YEAR(2)       ($/SH)         DATE            5%($)         10%($)
-------------------------       ---------------  ------------  -----------   ----------      ----------     ----------
M. Peter Thomas(4)                  250,000         28.28%       30.688        4/5/10         4,824,880     12,227,192

E. Ray Cotten                       20,000          2.26%        11.375        11/6/10         143,074        362,576

Robert B. Hammond                   20,000          2.26%        8.9062        1/24/10         112,021        283,884

                                    20,000          2.26%        11.375        11/6/10         143,074        362,576
Robert L. Johnson
                                    60,000          6.79%         28.00        4/9/10         1,056,543      2,677,487

                                    20,000          2.26%        21.188        8/24/10         266,500        675,364

                                    20,000          2.26%        11.375        11/6/10         143,074        362,576
David R. Chase
                                    20,000          2.26%        18.625        5/16/10         234,263        593,669
Martin S. McDermut
                                   100,000         11.31%        7.8125        1/30/10         491,324       1,245,111

-------------------------       ---------------  ------------  -----------   ----------      ----------     ----------


-----------------

(1) Except as set forth herein, each option vests over a four-year period at the rate of 1/4th of the shares subject to the option at the end of the first twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter so long as such optionee's employment with the Company has not terminated.
(2) Total number of shares subject to options granted to employees in fiscal 2000 was 884,030, which number includes options granted to employee directors, but excludes options granted to nonemployee directors and consultants.
(3) The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 2000, assuming that the stock appreciates in value from the date of grant until the end of the option term at the compounded annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holders' continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
(4) Options vest five years from the date of grant, but earlier if certain earnings targets are met.


AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND 2000 FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information concerning the exercise of stock options during fiscal 2000 and the value of unexercised options as of December 31, 2000 for each of the executive officers named in the table under "Executive Compensation--Summary Compensation Table."

                                SHARES         VALUE
                               ACQUIRED       REALIZED     EXERCISABLE     UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE(1)
        NAME                 ON EXERCISE        ($)            (#)              (#)              ($)               ($)
-------------------          -----------     ---------     -----------     -------------   --------------   ----------------
M. Peter Thomas                179,000       3,123,948       114,750          306,250           2,813            14,603
E. Ray Cotten(2)(3)             11,250        666,675        130,717          53,033             --                --
Robert B. Hammond              120,209       4,214,734        12,979          48,812             547              6,560
Robert L. Johnson(3)              --            --              --            100,000            --                --
David R. Chase(3)               34,875       2,142,522        12,355          32,770             --                --
Martin S. McDermut(3)             --            --              --            100,000            --                --

--------------

(1) Market value of underlying securities based on the $3.625 closing price of the Company's common stock on December 29, 2000 (the last market trading day in 2000), minus the exercise price.
(2) Of a total of 108,934 options to purchase common stock of the Company granted to Mr. Cotten during fiscal 1996, 93,934 options will be accelerated to vest immediately upon "acquisition of the Company" defined as "the acquisition or merger of the Company into another entity or the acquisition or merger of another entity into the Company which is valued at or in excess of $2.5 million or is significant to the Company as determined by the Board of Directors of the Company in its sole discretion."
(3) The fair market value of the Company's common stock as of December 29, 2000 was $3.625, which did not exceed the exercise price of such exercisable or unexercisable options held by such person.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than 10% of the common stock) are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended December 31, 2000, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a), except for (i) a single report filed one day late relating to an open market purchase of common stock by Michael Eddy while he served as an executive officer and (ii) an exercise of stock options by Robert Hammond which was reported on a Form 5 rather than the required Form 4 filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company's Board of Directors is composed of five nonemployee directors, namely, Robert P. Caren, Ph.D., Dennis Horowitz, John D. Lockton, J. Robert Schrieffer, Ph.D. and H. Vaughan Blaxter,
III. No interlocking relationship exists between the Company's Board of Directors and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee (the "COMPENSATION COMMITTEE") of the Board of Directors of the Company is comprised of five independent, nonemployee directors who have no interlocking relationships with the Company or any of its affiliates. As part of their duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Compensation Committee is to insure the compensation practices of the Company are sufficient to attract the necessary technical and manufacturing talent to enable the growth from a development stage company into one with commercialized products.

         The Compensation Committee meets with the Chief Executive Officer to gather input on the performance of the other executive officers. In determining individual salaries for officers, consideration is given to individual factors, such as experience, performance and responsibilities within the Company, as well as industry-specific comparables. Because the superconductivity industry is small, the Compensation Committee uses other industries for comparable measures, which have similar manufacturing techniques and challenges, in particular the wireless and semiconductor industries. As the Company is still in the development stages, bonus plans are based upon goal attainment rather than upon profitability.

         The Compensation Committee also administers the Company's Stock Option Program, which is made available to all employees. In addition to the executive officers, the Compensation Committee also reviews stock option grants to all employees. The size of the stock option awards is based primarily on an individual's performance, responsibilities and position with the Company, as well as such individual's present equity ownership and unvested and vested stock options. The Compensation Committee believes the stock option program is crucial to the retention and motivation of all employees. The Compensation Committee also believes it is essential to insure all employees have a stake in the Company. With all employees as stakeholders, the Compensation Committee believes this enhances the overall stockholder value and creates an environment in which creativity and technical achievement will excel.

         The Compensation Committee also administers the Executive Incentive Compensation Plan (commencing in 2000), which is made available to senior managers. The Plan is predicated on awarding an incentive payment based on achievement of an individuals objectives and goals, presuming the Company achieves an acceptable performance in that fiscal year. The Compensation Committee believes this incentive plan is important to the retention of senior management by providing additional incentives for executive personnel who influence the profitability of the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         When setting the Chief Executive Officer's compensation, the Compensation Committee does so without such person's attendance. The Chief Executive Officer's compensation is determined based on comparable salaries of chief executive officers in similar technology companies. As stated previously, the superconductivity industry is small; the Compensation Committee uses other industries, such as telecommunications and semiconductor manufactures for comparable measures, which have similar manufacturing techniques and challenges.

         M. Peter Thomas, has served as the Company's Chief Executive Officer since beginning his employment with the Company in April 1997. At the time of his hire, the Board set Mr. Thomas' annual salary at $200,000. In addition to his salary, at the time of hire, Mr. Thomas was granted an option to purchase 280,000 shares of the Company's common stock, vesting over a period of 4 years. In 1998, Mr. Thomas' salary was increased to $230,000 and he was granted an additional option to purchase 40,000 shares of common stock, vesting over a period of 4 years. During 1999, Mr. Thomas' compensation was increased to $260,000 from $230,000 and he was granted an additional option to purchase 30,000 shares of common stock, vesting over a period of 4 years. During 2000, Mr. Thomas' compensation was increased to $300,000 and he was granted an additional option to purchase 250,000 shares of common stock, vesting five years from the date of grant, but earlier if certain earnings targets are met. The Company also leases a car for Mr. Thomas' use. In March 2001, Mr. Thomas executed a new employment agreement with the Company, which provides for annual compensation of $300,000.

$1,000,000 LIMIT ON TAX DEDUCTIBLE COMPENSATION

         Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of
Section 162(m) and the regulations thereunder.

         The Compensation Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

                                  Robert P. Caren, Ph.D.
                                  Dennis J. Horowitz
                                  John D. Lockton
                                  J. Robert Schrieffer, Ph.D.
                                  H. Vaughan Blaxter, III


AUDIT FEES

         The aggregate fees billed for professional services rendered for (i) the audit of the Company's annual financial statements for its fiscal year ended December 31, 2000 and (ii) the review of the Company's quarterly financial statements during the fiscal year was $111,675.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES.

         No fees were billed for professional services rendered relating to financial information system design and implementation during the fiscal year ended December 31, 2000.

ALL OTHER FEES.

         The aggregate fees billed for services rendered by the principal accountant was $202,977 for all other services rendered during the fiscal year ended December 31, 2000.



                          REPORT OF THE AUDIT COMMITTEE

         The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, "Communication With Audit Committees".

         The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and has discussed with PricewaterhouseCoopers its independence, including whether their provision of other non-audit services to the Company is compatible with maintaining its independence.

         The Committee discussed with the Company's independent auditions the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of the Company's internal controls and the overall quality of the Company's reporting.

         Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission. The Audit Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                   Robert P. Caren, Ph.D.
                                   Dennis J. Horowitz
                                   John D. Lockton
                                   J. Robert Schrieffer, Ph.D.
                                   Joseph C. Manzinger

                          STOCK PRICE PERFORMANCE GRAPH

         The graph and table below compare the cumulative total stockholders' return on the Company's common stock since December 31, 1995 with the Nasdaq-U.S. Composite Index and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company's common stock and in the two other indices, and reinvestment of all dividends).


                                    [GRAPH]


---------------------------- --------- -------- --------- -------- --------- --------
       COMPANY/INDEX          12/29/95 12/31/96  12/31/97 12/31/98  12/31/99 12/29/00
---------------------------- --------- -------- --------- -------- --------- --------
Superconductor Technologies  $ 69.23   $ 60.58  $ 48.08   $ 59.62  $ 75.00    $80.56
---------------------------- --------- -------- --------- -------- --------- --------
Nasdaq Composite              139.92    171.69   208.83    291.60   541.16    234.81
---------------------------- --------- -------- --------- -------- --------- --------
H&Q Technology Index          146.30    183.68   213.58    329.03   730.50   [41.29]
---------------------------- --------- -------- --------- -------- --------- --------

                                    FORM 10-K
-------------------------------------------------------------------------------

         The Company will mail without charge, upon written request, a copy of the Annual Report on Form 10-K, including the financial statements, schedules and list of exhibits. Requests should be sent to Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111, Attn: Investor Relations.

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                       BY ORDER OF THE BOARD OF DIRECTORS

Santa Barbara, California
April ___, 2001

                                   APPENDIX A

                        SUPERCONDUCTOR TECHNOLOGIES, INC.

                             AUDIT COMMITTEE CHARTER





         STATEMENT OF POLICY

         The Audit Committee of the Board of Directors shall assist the directors in fulfilling their oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal controls, the audit process and the Company's process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the Company.

         ORGANIZATION

         The Audit Committee shall be comprised of at least three directors who are independent of the management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of their independence from management and the Company. All Audit Committee members will have the ability to read and understand financial statements and at least one member will have or have had prior experience in accounting or related financial management. The Audit Committee will meet a minimum of twice a year.

         RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the Audit Committee will:

o Obtain the approval of the full Board of Directors of this Charter, and review and reassess this charter at least annually or as conditions dictate.

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

o Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors' compensation. At the conclusion of the audit process, review with the independent auditors their findings.

o Review with the independent auditors the performance of the Company's financial and accounting personnel, as well as the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

o Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company's compliance policies.

o Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management has taken to minimize such risks.

o Review the financial statements contained in the annual report to shareholders and other SEC filings with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

o Management and the independent auditors will review with the Committee Chairman the interim financial reports before they are filed with the Securities and Exchange Commission or other regulators.

o Provide opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

o Review accounting and financial human resources and succession planning within the Company.

o Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer the directors' questions.

o On an annual basis, obtain from the independent auditors a written Communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No.1, Independence Discussion with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

o Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

o Confirm in writing to the NASD annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

o        Disclose in the Company's Proxy Statement the Audit Committee Charter.
         The Charter will be included in the Proxy Statement every three years or when significant amendments are made to it.

                                   DETACH HERE

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SUPERCONDUCTOR TECHNOLOGIES INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2001

         The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April ___, 2001 and hereby appoints M. Peter Thomas and Martin S. McDermut or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on May 17, 2001 at 11:00 a.m., local time, at the Holiday Inn , located at 5650 Calle Real, Goleta, California 93117, and at any adjournment or adjournments thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE]     CONTINUED AND TO BE SIGNED        [SEE REVERSE SIDE]
                            ON REVERSE SIDE

[BACK OF PROXY]
                                   DETACH HERE


[X]      Please mark
         votes as in
         this example

1. ELECTION OF DIRECTORS

Nominees: M. Peter Thomas; E. Ray Cotten; Robert P. Caren, Ph.D.; Dennis Horowitz; John D. Lockton; J. Robert Schrieffer, Ph.D.; Joseph C. Manzinger; H. Vaughan Blaxter, III.

FOR ALL NOMINEES  [  ]  WITHHELD FROM ALL NOMINEES [  ]

-------------------

(INSTRUCTION: To withhold authority to vote for any individual nominee, write their name in the space provided above.)

If the nominees for Directors are elected and Proposal 3 is passed, the nominees will fill the classes as described in the Proxy Statement, and a vote for nominee will constitute a vote to elect such nominee to such class.

                                            FOR          AGAINST        ABSTAIN
2. PROPOSAL TO APPROVE A PREMIUM PAYMENT    [  ]         [  ]           [  ]
   ON THE COMPANY'S SERIES E CONVERTIBLE
   PREFERRED STOCK

                                            FOR          AGAINST        ABSTAIN
3. PROPOSAL TO APPROVE AN AMENDMENT TO THE  [  ]         [  ]           [  ]
   COMPANY'S BYLAWS PROVIDING FOR A DIVISION OF
   THE BOARD OF DIRECTORS INTO THREE CLASSES.

                                            FOR          AGAINST        ABSTAIN
4. PROPOSAL TO APPROVE AN AMENDMENT         [  ]         [  ]           [  ]
   TO THE COMPANY'S CERTIFICATE OF INCORPORATION
   ELIMINATING THE RIGHT OF SHAREHOLDERS TO ACT
   BY WRITTEN CONSENT.

                                            FOR          AGAINST        ABSTAIN
5. PROPOSAL TO RATIFY THE APPOINTMENT OF    [  ]         [  ]           [  ]
   PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
   AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
   ENDING DECEMBER 31, 2001.

As to any other matters which may properly come before the meeting or any adjournments thereof, the proxyholders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING [  ]

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:             Date:            Signature:              Date:
          ------------      ----------            -------------      -----------

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF A PREMIUM PAYMENT ON THE SERIES E PREFERRED, FOR AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION ELIMINATING THE SHAREHOLDERS RIGHT TO ACT BY WRITTEN CONSENT AND FOR AN AMENDMENT TO THE COMPANY'S BYLAWS DIVIDING THE DIRECTORS INTO THREE CLASSES, AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.